Exhibit 10.1

THIS SECOND AMENDING AGREEMENT made as of the 24th day of November, 2015.
A M O N G:
BLUELINX BUILDING PRODUCTS CANADA LTD.,
as borrower (the “Borrower”),
and
CANADIAN IMPERIAL BANK OF COMMERCE
(as successor to CIBC ASSET-BASED LENDING INC.),
in its capacity as Administrative Agent (the “Agent”),
and
EACH FINANCIAL INSTITUTION PARTY HERETO,
(collectively, the “Lenders”)

WHEREAS the parties hereto have entered into a credit agreement dated as of August 12, 2011 (as amended by a first amending agreement made as of August 16, 2013, the “Credit Agreement”) pursuant to which certain credit facilities were made in favour of the Borrower;
AND WHEREAS the parties hereto wish to amend certain terms and conditions of the Credit Agreement;
NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree to amend the Credit Agreement as provided herein;

Section 1.	General.
In this Second Amending Agreement, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Credit Agreement.

Section 2.	To be Read with Credit Agreement.
This Second Amending Agreement is an amendment to the Credit Agreement. Unless the context of this Second Amending Agreement otherwise requires, the Credit Agreement and this Second Amending Agreement shall be read together and shall have effect as if the provisions of the Credit Agreement and this Second Amending Agreement were contained in one agreement. The term “Agreement” when used in the Credit Agreement and this Second Amending Agreement means the Credit Agreement and all schedules and includes all written modifications, amendments, supplements, revisions, restatements and replacements from time to time.

Section 3.	Amendments to Credit Agreement.
The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Maturity Date” means the earlier of (i) August 12, 2018 and (ii) the maturity date of the Wells Fargo Facilities.

Section 4.	Representations and Warranties.
In order to induce the Lenders to enter into this Second Amending Agreement, the Borrower hereby represents and warrants to the Agent and the Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)
the representations and warranties set forth in Article 3 of the Credit Agreement and in the other Loan Documents shall be true and correct on and as of the date hereof with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;

(b)	no Material Adverse Effect has occurred; and

(c)	No Default or Event of Default has occurred or is continuing.

Section 5.	Continuance of Credit Agreement.
The Credit Agreement, as changed, altered, amended or modified by this Second Amending Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein. It is agreed and confirmed that after giving effect to this Second Amending Agreement, the Security as it relates to the Borrower secures inter alia the payment of all of the Obligations of the Borrower, including, without limitation, the Obligations arising under the Credit Agreement, as amended by the terms of this Second Amending Agreement.

Section 6.	Conditions
This Second Amending Agreement shall be effective upon (a) delivery to the Agent of a fully executed copy hereof and (ii) payment to the Agent of a fully earned and non-refundable work fee equal to $30,000.

Section 7.	Counterparts.
This Second Amending Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 8.	Governing Law.
This Second Amending Agreement shall be construed and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

IN WITNESS WHEREOF the parties hereto have executed this Second Amending Agreement as of the day and year first above written.

BLUELINX BUILDING PRODUCTS CANADA LTD., as Borrower

By:	/s/ Susan C. O’Farrell
	Name:	Susan C. O’Farrell
	Title:	Treasurer

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:	/s/ Nicole Shinya
	Name:	Nicole Shinya
	Title:	Authorized Signatory

By:	/s/ Geoff Golding
	Name:	Geoff Golding
	Title:	Authorized Signatory